UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2006
(Date of Earliest Event Reported): (December 15, 2006)

Revlon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

Press Release

On December 18, 2006, Revlon, Inc. (‘‘Revlon’’) issued a press release (‘‘Press Release’’) announcing, in addition to the entry into the Stock Purchase Agreement and line of credit agreement amendment referred to below, the subscription price and offering terms for its previously-announced $100 million rights offering and the commencement of the rights offering. Revlon expects that approximately $50 million of the proceeds from the rights offering will be used to redeem approximately $50 million principal amount of the 8 5/8% Senior Subordinated Notes due 2008 of Revlon Consumer Products Corporation, Revlon’s wholly owned operating subsidiary (‘‘RCPC’’ and, together with Revlon, the ‘‘Company’’), with the remainder of such proceeds to be used to repay indebtedness outstanding under RCPC’s $160 million multi-currency revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the rights offering.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall be deemed to be ‘‘furnished’’ to the SEC and not be deemed to be ‘‘filed’’ with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 1.01.    Entry into a Material Definitive Agreement.

I.    Stock Purchase Agreement

On December 18, 2006, Revlon entered into a stock purchase agreement (‘‘Stock Purchase Agreement’’) with MacAndrews & Forbes Holdings Inc., Revlon’s parent company, which is wholly-owned by Ronald O. Perelman (together with its affiliates, other than Revlon, ‘‘M&F’’) under which M&F agreed to purchase, in a private placement directly from Revlon, the shares of Revlon’s Class A common stock that M&F would otherwise have been entitled to subscribe for pursuant to M&F’s basic subscription privilege (approximately 60% of the shares offered or approximately $60 million) in the $100 million rights offering previously announced by Revlon in its November 29, 2006 press release and on its Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission (the ‘‘SEC’’) on November 29, 2006. For information regarding the rights offering, see Items 7.01 and 8.01 below.

Under the Stock Purchase Agreement, M&F has also agreed not to exercise its over-subscription privilege in the rights offering, which will maximize the shares available for purchase by other stockholders. However, pursuant to its existing backstop obligation, if any shares remain following the exercise of the basic subscription privilege and the over-subscription privilege by other rights holders, M&F has agreed to backstop $75 million of the rights offering by purchasing, also in a private placement directly from Revlon, such number of remaining shares of Class A common stock as is sufficient to ensure that the aggregate gross proceeds from (i) the rights offering, (ii) MacAndrews & Forbes’ purchase of the shares that it would otherwise have been entitled to subscribe for pursuant to its basic subscription privilege and (iii) if necessary, the backstop, total $75 million. The Stock Purchase Agreement also provides M&F with the right, but not the obligation, to purchase additional Class A common stock, with respect to the shares offered in the rights offering in excess of the $75 million being backstopped by M&F, in the event the rights offering is not fully subscribed after stockholders other than M&F exercise their basic and over-subscription privileges.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and its terms are incorporated by reference herein.

II.    Amendment No. 3 to 2004 Senior Unsecured Line of Credit Agreement

On December 18, 2006, RCPC entered into a third amendment to its $87.0 million 2004 Senior Unsecured Line of Credit, dated as of July 9, 2004 (‘‘Amendment No. 3 to 2004 Senior Unsecured

Line of Credit Agreement’’) from M&F (which is currently undrawn and which would otherwise have terminated pursuant to its terms upon the consummation of the rights offering). The amendment provides that, upon the consummation of the rights offering, $50.0 million of the line of credit will continue through January 31, 2008 on substantially the same terms.

A copy of Amendment No. 3 to 2004 Senior Unsecured Line of Credit Agreement is attached hereto as Exhibit 10.2 and its terms are incorporated by reference herein.

Item 3.02.    Unregistered Sales Of Equity Securities.

The information set forth in Item 1.01 above that refers to the Stock Purchase Agreement is incorporated by reference into this Item 3.02.

The shares of Revlon’s Class A common stock to be issued and sold to M&F pursuant to the Stock Purchase Agreement referred to in Item 1.01 above will not be registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The shares will be issued to an accredited investor in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in reliance on M&F’s representations in the Stock Purchase Agreement that, among other things, M&F is an ‘‘accredited investor’’ within the meaning of Rule 501 of Regulation D. Appropriate restrictive legends will be affixed to the certificates representing the shares of Revlon’s Class A common stock sold pursuant to the Stock Purchase Agreement.

Item 7.01.    Regulation FD Disclosure.

Pro Forma Financial Information

In connection with the rights offering, Revlon is disclosing in the prospectus supplement used in the rights offering certain unaudited consolidated financial data reflecting the pro forma effects of the rights offering and RCPC’s proposed bank credit agreement refinancing (which transactions were previously disclosed by Revlon on November 29, 2006 and most-recently described in Revlon’s Current Report on Form 8-K furnished to the SEC on November 30, 2006). The unaudited pro forma consolidated financial data as of and for the year ended December 31, 2005 and for the nine months ended September 30, 2006 is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Exhibit 99.2 should be read in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and the Company’s historical consolidated financial statements and the accompanying notes thereto appearing in the Company’s Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 7, 2006, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 2, 2006.

The pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The pro forma consolidated financial data are for informational purposes only and do not purport to represent the Company’s results of operations or the financial position that actually would have occurred had such transactions been consummated on the aforementioned dates. The pro forma information does not purport to project the results of operations for any future period.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the unaudited pro forma consolidated financial data attached hereto as Exhibit 99.2 shall be deemed to be ‘‘furnished’’ to the SEC and not be deemed to be ‘‘filed’’ with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 8.01.    Other Events.

In connection with the commencement of Revlon’s previously-announced $100 million rights offering, Revlon announced that it is mailing rights offering materials on or about December 18, 2006, including a prospectus supplement and a subscription rights certificate, setting forth the terms of the rights, to each holder of record of Revlon’s Class A and Class B common stock as of 5:00 p.m. New York City time on December 11, 2006, the record date for the rights offering.

A copy of the Form of Subscription Rights Certificate is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Forward-Looking Statements

Statements in this Current Report on Form 8-K which are not historical facts, including statements about plans, strategies, beliefs and expectations of the Company, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Accordingly, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. Further, the Company does not intend to update or revise the forward-looking information to reflect changes in general economic, industry or cosmetics category conditions. Such forward-looking statements include, without limitation, the Company’s expectations, plans and/or beliefs concerning RCPC’s plans to refinance its existing bank credit agreement, the terms thereof as well as the nature, scope and benefits of the terms of such refinancing and timing thereof and the expected use of proceeds, Revlon’s plans to conduct the rights offering and to use approximately $50 million of the proceeds from such offering to redeem approximately $50 million of RCPC’s outstanding 8 5/8% Senior Subordinated Notes, with the remainder of such proceeds to be used to repay indebtedness outstanding under RCPC’s $160 million multi-currency revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with such offering, and the pro forma effect and expected benefits of RCPC’s proposed bank credit agreement refinancing and the rights offering. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2006 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the inability of (A) RCPC to refinance its existing bank credit agreement and/or unexpected changes in the nature, scope and benefits of the terms of such refinancing and/or timing thereof and unexpected changes in the use of proceeds, and (B) Revlon to consummate, in whole or in part, the rights offering and/or to use approximately $50 million of the proceeds from such offering to redeem approximately $50 million of RCPC’s outstanding 8 5/8% Senior Subordinated Notes and/or to repay indebtedness outstanding under RCPC’s revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with such offering and/or the availability of the proceeds from this rights offering, in whole or in part. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. The information available from time to time on any websites referred to in this Current Report on Form 8-K shall not be deemed incorporated by reference into this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
4.1	Form of Subscription Rights Certificate.
10.1	Stock Purchase Agreement, dated December 18, 2006.
10.2	Amendment No. 3 to Senior Unsecured Line of Credit Agreement, dated December 18, 2006 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Revlon Consumer Products Corporation, filed with the SEC on December 18, 2006).
99.1	Press Release, dated December 18, 2006.
99.2	Tables setting forth unaudited pro forma consolidated financial data as of and for the year ended December 31, 2005 and for the nine months ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By:	/s/ Robert K. Kretzman
Robert K. Kretzman Executive Vice President, Chief Legal Officer and General Counsel

Date:    December 18, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Subscription Rights Certificate.
10.1	Stock Purchase Agreement, dated December 18, 2006.
10.2	Amendment No. 3 to Senior Unsecured Line of Credit Agreement, dated December 18, 2006 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Revlon Consumer Products Corporation, filed with the SEC on December 18, 2006).
99.1	Press Release, dated December 18, 2006.
99.2	Tables setting forth unaudited pro forma consolidated financial data as of and for the year ended December 31, 2005 and for the nine months ended September 30, 2006.